Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the April 19, 2013 merger (the “Merger”) of Jefferson Bancorp, Inc. (“Jefferson”) with and into Carrollton Bancorp (the “Company”) in which the Company was the surviving corporation.

The Merger is being accounted for as a reverse acquisition because the number of shares of the Company’s common stock that were issued to the stockholders of Jefferson in the Merger represented more than 50% of the number of shares of the Company’s common stock outstanding immediately after the Merger.  For accounting and financial statement reporting purposes, Jefferson was deemed to have acquired the Company in the Merger.  Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of the Company, while the historical results of Jefferson are reflected in the results of the combined company.  For purposes of these unaudited pro forma condensed combined financial statements, Jefferson and the Company have made a preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed based on their fair value at the acquisition date.    A final determination of these estimated fair values will be made in due course.  The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the finalization of the valuation analyses.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Jefferson and the Company, adjusted to give effect to Jefferson’s acquisition (for accounting purposes) of the Company in the Merger.  The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger based on the historical balance sheets of Jefferson and the Company as of March 31, 2013.  The Jefferson balance sheet information was derived from its unaudited balance sheet at March 31, 2013 that is included as part of Exhibit 99.2 to this Current Report on Form 8-K, as amended (this “Report”).  The Company balance sheet information was derived from its unaudited balance sheet at March 31, 2013 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the Securities and Exchange Commission on May 9, 2013.

The unaudited pro forma condensed combined statements of income are presented as of  April 25, 2013 (the original filing date of this Report) based on the most recently completed fiscal years and interim periods of Jefferson and the Company.  The historical results of Jefferson were derived from its audited consolidated statement of income for the year ended December 31, 2012 and its unaudited consolidated statement of income for the three months ended March 31, 2013, which are included as part of Exhibit 99.2 to this Report.  The historical results of the Company were derived from its audited consolidated statement of income for the year ended December 31, 2012 that was included in its Annual Report on Form 10-K for the year then ended, filed on March 14, 2013, and its unaudited condensed consolidated financial statements for the three months ended March 31, 2013 that were included in its Quarterly Report on Form 10-Q for the quarter then ended, filed on May 9, 2013.  The adjustments for unaudited pro forma condensed combined balance sheet as of March 31, 2013 assumes the merger was completed on that date. The adjustments for the unaudited pro forma statements of operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 were prepared assuming the merger was completed on January 1, 2013 and January 1, 2012, respectively.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Jefferson and the Company been combined during the specified periods. The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

Unaudited Pro Forma Combined Condensed Balance Sheet
March 31, 2013*

	(Accounting Acquirer) Jefferson	(Accounting Acquiree) Carrollton Bancorp	Pro Forma Merger Adjustments		Pro Forma Combined
Assets
Cash and due from banks	$15,288,579	$2,488,980	$(6,178,251)	(A)	$11,599,308
Federal funds sold and other interest-bearing deposits	1,736,100	47,814,828	-		49,550,928
Federal Home Loan Bank stock, at cost	160,000	530,700	-		690,700
Investment securities available for sale	8,564,821	20,263,948	-		28,828,769
Investment securities held to maturity	-	2,264,226	-		2,264,226
Loans held for sale	-	34,394,871	-		34,394,871
Loans (gross)	102,613,122	239,449,793	(15,400,000)	(B)	326,662,915
Allowance for credit losses	(642,726)	(5,516,687)	5,516,687	(C)	(642,726)
Premises and equipment (net)	381,846	6,554,771			6,936,617
Accrued interest receivable	367,000	1,101,562	-		1,468,562
Bank owned life insurance	-	5,256,269	-		5,256,269
Deferred income taxes	408,320	6,117,353	1,366,406	(D)	7,892,079
Foreclosed real estate	1,376,108	1,286,699	(400,000)	(F)	2,262,807
Core deposit intangible	155,709	-	3,750,000	(G)	3,905,709
Other assets	206,571	1,758,200	-		1,964,771

Total Assets	$130,615,450	$363,765,513	$(11,345,158)		$483,035,805

Liabilities
Noninterest-bearing deposits	$20,292,523	$81,173,914	$-		$101,466,437
Interest-bearing deposits	77,871,720	244,294,541	1,000,000	(H)	323,166,261

Total Deposits	98,164,243	325,468,455	1,000,000		424,632,698

Advances from Federal Home Loan Bank	-	170,000	-		170,000
Accrued interest payable	51,000	26,391	-		77,391
Accrued pension plan	-	3,229,884	-		3,229,884
Other liabilities	410,443	2,754,691	(381,960)	(A)(J)	2,783,174

Total Liabilities	98,625,686	331,649,421	618,040		430,893,147

Shareholders’ Equity
Preferred stock	-	9,123,769	(9,123,769)	(A)	-
Common stock	26,250	2,579,388	6,749,740	(I)	9,355,378
Additional paid-in capital	27,140,729	15,738,804	(6,784,163)	(I)(A)	36,095,370
Retained earnings	4,583,743	9,064,058	(7,194,933)	(I)(J)(K)	6,452,868
Accumulated other comprehensive income (loss)	239,042	(4,389,927)	4,389,927	(I)	239,042

Total Shareholders’ Equity	31,989,764	32,116,092	(11,963,198)		52,142,658

Total Liabilities and Shareholders’ Equity	$130,615,450	$363,765,513	$(11,345,158)		$483,035,805
	-	-	-		-
Per Share Data
Shares Outstanding	2,625,000	2,579,388			9,355,378
Book Value Per Common Share	$12.19	$8.91			$5.57
Tangible Book Value Per Common Share	$12.13	$8.91			$5.16

* Assumed date of merger for pro forma combined condensed balance sheet presented is March 31, 2013.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the three months ended March 31, 2013*

	(Accounting Acquirer) Jefferson	(Accounting Acquiree) Carrollton Bancorp	Pro Forma Merger Adjustments		Pro Forma Combined
Interest Income
Interest and fees on loans	$2,169,793	$3,399,811	$710,000	(B)	$6,279,604
Interest and dividends on securities
Taxable interest income	48,891	162,428	-		211,319
Nontaxable interest income	-	59,847	-		59,847
Dividends	-	3,737	-		3,737
Interest on federal funds sold and other interest income	11,996	20,563	-		32,559
Total Interest Income	2,230,680	3,646,386	710,000		6,587,066

Interest Expense
Interest on deposits	145,558	667,398	(159,000)	(H)	653,956
Interest on federal funds purchased and borrowed funds	139	26,556	-		26,695
Total Interest Expense	145,697	693,954	(159,000)		680,651

Net Interest Income	2,084,983	2,952,432	869,000		5,906,415
Provision for Credit Losses	29,381	642,285	-		671,666

Net Interest Income after Provision for Credit Losses	2,055,602	2,310,147	869,000		5,234,749

Noninterest Income

Service charges on deposit accounts	17,777	90,613	-		108,390
Brokerage commissions	-	185,073	-		185,073
Electronic banking fees	-	596,740	-		596,740
Mortgage banking fees and gains	-	1,430,150	-		1,430,150
Other fees and commissions	29,846	120,175	-		150,021
Write down of impaired securities	-	(34,067)	-		(34,067)

Total Noninterest Income	47,623	2,388,684	-		2,436,307

Noninterest Expense
Salaries and employee benefits	962,924	2,611,203	-		3,574,127
Occupancy	99,455	618,630			718,085
Furniture and equipment	56,780	147,058	-		203,838
Professional services	374,105	214,151	(301,000)	(J)(E)	287,256
Foreclosed real estate costs	41,840	77,046	-		118,886
Other noninterest expenses	358,322	1,127,997	250,000	(G)	1,736,319

Total Noninterest Expense	1,893,426	4,796,085	(51,000)		6,638,511

Income (Loss) before Income Tax Expense	209,799	(97,254)	920,000		1,032,545
Income Tax Expense (Benefit)	88,519	(64,826)	282,426	(D)	306,119

Net Income (Loss)	121,280	(32,428)	637,574		726,426
Preferred stock dividends and discount accretion	-	137,079	-		137,079
Net Income (Loss) available to common stockholders	$121,280	$(169,507)	$637,574		$589,347

Weighted average shares outstanding
Basic	2,625,000	2,579,388			9,355,378
Fully Diluted	2,625,000	2,579,388			9,355,378

Earnings (Loss) Per Common Share
Basic	$0.05	$(0.07)			$0.06
Fully Diluted	$0.05	$(0.07)			$0.06

* Assumed date of merger for pro forma combined condensed statement of operations presented is January 1, 2013.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the year ended December 31, 2012*

	(Accounting Acquirer) Jefferson	(Accounting Acquiree) Carrollton Bancorp	Pro Forma Merger Adjustments		Pro Forma Combined
Interest Income
Interest and fees on loans	$9,564,612	$15,047,502	$2,800,000	(B)	$27,412,114
Interest and dividends on securities
Taxable interest income	229,951	801,935	-		1,031,886
Nontaxable interest income	-	291,655	-		291,655
Dividends	-	25,592	-		25,592
Interest on federal funds sold and other interest income	30,966	57,226	-		88,192
Total Interest Income	9,825,529	16,223,910	2,800,000		28,849,439

Interest Expense
Interest on deposits	572,039	2,915,748	(637,000)	(H)	2,850,787
Interest on federal funds purchased and borrowed funds	88	159,892	-		159,980
Total Interest Expense	572,127	3,075,640	(637,000)		3,010,767

Net Interest Income	9,253,402	13,148,270	3,437,000		25,838,672
Provision for Credit Losses	733,817	1,165,012	-		1,898,829

Net Interest Income after Provision for Credit Losses	8,519,585	11,983,258	3,437,000		23,939,843

Noninterest Income

Service charges on deposit accounts	73,902	355,298	-		429,200
Brokerage commissions	-	632,308	-		632,308
Electronic banking fees	-	3,044,297	-		3,044,297
Mortgage banking fees and gains	-	5,901,513	-		5,901,513
Gain on sale of foreclosed real estate	181,090	-	-		181,090
Other fees and commissions	157,690	362,753	-		520,443
Losses on securities	-	(806,901)	-		(806,901)

Total Noninterest Income	412,682	9,489,268	-		9,901,950

Noninterest Expense
Salaries and employee benefits	4,002,556	9,879,701	-		13,882,257
Occupancy	379,553	2,288,134			2,667,687
Furniture and equipment	249,582	630,114	-		879,696
Professional services	1,585,430	1,842,655	(2,133,000)	(J)(E)	1,295,085
Foreclosed real estate costs	294,737	2,175,237	-		2,469,974
Loss on sale of foreclosed real estate	-	55	-		55
Other noninterest expenses	1,717,406	4,479,580	1,000,000	(G)	7,196,986

Total Noninterest Expense	8,229,264	21,295,476	(1,133,000)		28,391,740

Income (Loss) before Income Tax Expense	703,003	177,050	4,570,000		5,450,053
Income Tax Expense (Benefit)	645,450	281,716	1,138,777	(D)	2,065,943

Net Income (Loss)	57,553	(104,666)	3,431,223		3,384,110
Preferred stock dividends and discount accretion	-	548,315	-		548,315
Net Income (Loss) attributable to common stockholders	$57,553	$(652,981)	$3,431,223		$2,835,795

Weighted average shares outstanding
Basic	2,625,000	2,579,339			9,355,378
Fully Diluted	2,625,000	2,579,339			9,355,378

Earnings (Loss) Per Common Share
Basic	$0.02	$(0.25)			$0.30
Fully Diluted	$0.02	$(0.25)			$0.30

* Assumed date of merger for pro forma combined condensed statement of operations presented is January 1, 2012.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(A)
Net adjustment reflects the payment for the tender of 42.5% of the outstanding shares of common stock of Carrollton Bancorp at $6.20/share per the Agreement and Plan of Merger ($6.8 million), payoff of preferred stock in the form of TARP ($9.2 million) and related accumulated preferred stock dividends and accrued interest declared ($977,000), repurchase of TARP warrant ($206,000) and partially offset by the capital infusion by Financial Services Partners Fund I into Jefferson Bancorp, Inc. ("Jefferson"), ($11.0 million).

(B)
Mark-to-market adjustment to reflect the fair value of Carrollton Bancorp's loan portfolio, based on preliminary valuations performed.  This adjustment is comprised of a credit quality component ($11.8 million) and interest component ($3.6 million).  The adjustment will be recognized over the estimated life of the loan portfolio using the level yield method.  The unaudited pro forma condensed combined statement of operations impact for the interest component of the fair value adjustment would have resulted in increases to interest income of $710,000 and $2.8 million for the three months ended March 31, 2013 and year ended December 31, 2012, respectively.

(C)
Mark-to-market adjustment to reflect the removal of the allowance for credit losses in connection with applying purchase accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 805, Business Combinations.  No pro forma earnings impact was assumed from the adjustments as it was assumed that future credit losses were incorporated in the loan valuation discounts established.

(D)
Adjustment to recognize the deferred tax assets resulting from the fair value adjustments in accordance with ASC Topic 740, Income Taxes.  The tax effects of adjustments were calculated based on the statutory rate (39.45%) in effect during the periods for which the pro forma statements of operations were presented.  Costs deemed to be in the nature of facilitating the Merger are not deductible for tax purposes.

(E)	A portion of these costs are deemed to be in the nature of facilitating the Merger and therefore no tax benefit is reflected on them.

(F)
Mark-to-market adjustment to reflect the fair value of Carrollton Bancorp's other real estate owned ("OREO").  Amount reflects the decrease in values relative to carrying value.  No pro forma earnings impact was assumed for this adjustment as it was assumed that future losses on the disposal of the OREO would be offset against these discounts.

(G)
Mark-to-market adjustment to create core deposit intangible which reflects the fair value of this asset and related amortization.  The related amortization adjustment is based upon an accelerated method over an expected life of 7.5 years.  The unaudited pro forma condensed combined statement of operations impact for this adjustment would have resulted in expected increases to non-interest expense of $250,000 and $1 million for the three months ended March 31, 2013 and year ended December 31, 2012, respectively.

(H)
Mark-to-market adjustment to reflect the fair values of certain interest-bearing time deposit liabilities based on current interest rates for similar instruments.  The adjustment will be recognized using a level yield amortization over the 1.6 year weighted average maturity.  The unaudited pro forma condensed combined statement of operations impact for this adjustment would have resulted in expected decreases to interest expense of $159,000 and $637,000 for the three months ended March 31, 2013 and year ended December 31, 2012, respectively.

(I)
Adjustment to reflect the issuance of shares of Carrollton Bancorp common stock in connection with the Merger and the adjustments to shareholders’ equity for the reclassification of Carrollton Bancorp's historical equity accounts (common stock, accumulated other comprehensive loss, and retained earnings) into additional paid-in capital as well as adjustment for an expected $2.5 million bargain purchase gain, net of tax.

(J)
Balance sheet adjustment relates to recognition of estimated one-time merger obligations and costs of $944,000, or $595,000 on an after-tax basis, expected to be incurred by the accounting acquirer (Jefferson) in connection with the Merger.  Such obligations and costs include estimates of fees related to professional services provided in connection with the Merger as well as an estimate of the associated severance, retention and other employee benefits.
Statement of operations adjustment relates to one-time merger obligations and costs totaling approximately $301,000 or $263,000 on an after-tax basis, consisting of $211,000 before tax and $176,000 after-tax, previously incurred by the accounting acquirer (Jefferson), and $90,000 before tax and $87,000 after tax previously incurred by the accounting acquiree (Carrollton Bancorp) in connection with the Merger for the three months ended March 31, 2013.  For the year ended December 31, 2012, statement of operations adjustment relates to one-time merger obligations totaling approximately $2,133,000 before-tax and $1,956,000 on an after-tax basis, consisting of $1,024,000 before tax and 902,000 on an after-tax basis previously incurred by Jefferson, and $1,109,000 before tax and $1,054,000 after-tax previously incurred by Carrollton Bancorp in connection with the Merger.  Such obligations and costs include estimates of fees related to professional services, and information systems costs incurred in connection with the Merger.

(K)
Adjustment to reflect estimated bargain purchase gain (negative goodwill) for the amount of Carrollton Bancorp net assets acquired in excess of consideration paid by Jefferson in the Merger.  See calculation of the preliminary estimated purchase price and bargain purchase gain below:

Calculation of Preliminary Estimated Purchase Price(1)

Shares of Carrollton Bancorp common stock outstanding as of March 31, 2013	2,579,388
Less: Shares estimated to be tendered for cash	1,095,932
Estimated shares of Carrollton Bancorp retained by current stockholders	1,483,456

Estimated shares of Carrollton Bancorp retained by current stockholders	1,483,456
x Market price per share as of April 19, 2013	$4.91
Estimated purchase price based on value of shares retained		$7,283,769

Shares estimated to be tendered for cash	1,095,932
x Price per share as agreed to in the Definitive Agreement	$6.20
Estimated purchase price based on value of shares tendered for cash		6,794,778

Estimated purchase price		$14,078,547

Carrollton Bancorp shareholders' equity at March 31, 2013		$32,116,092

Payoff of preferred stock (TARP including warrants, deferred dividends and accrued interest)		(9,406,513)

Estimated mark-to-market adjustments to reflect net assets acquired at fair value:
Net loans	$(15,400,000)
Allowance for credit losses	5,516,687
Deferred income taxes	2,971,515
Foreclosed real estate	(400,000)
Core deposit intangible	3,750,000
Interest-bearing deposits	(1,000,000)

Total estimated mark-to-market adjustments to reflect net assets acquired at fair value		(4,561,798)

Adjusted net assets acquired		18,147,781

Total estimated bargain purchase gain, before tax(2)		4,069,234
Tax expense		1,605,109
Total estimated bargain purchase gain, after tax		$2,464,124

(1) Assuming that the maximum number of shares of Carrollton Bancorp permitted in the Definitive Agreement, are tendered for cash.

(2) Amount of net assets acquired in excess of estimated purchase price.

COMPARATIVE PER SHARE DATA

        The following table summarizes per share information for Jefferson and the Company on a historical basis and on a pro forma combined basis.

        The pro forma per share information gives effect to the merger as if the merger had occurred on the dates presented, in the case of the book value data, as if the merger had occurred on March 31, 2013, and in the case of earnings per share data, as if the merger had occurred on January 1, 2013 and January 1, 2012 for the three months ended March 31, 2013 and year ended December 31, 2012, respectively.  The pro forma per share information assumes that the merger is accounted for using the acquisition method of accounting.  As explained in more detail in the “NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” beginning on page __, the pro forma financial adjustments record the assets and liabilities acquired from Carrollton Bancorp at their estimated fair values at the acquisition date and are subject to adjustment as additional information becomes available.

        The following historical and pro forma per share information is derived from and should be read in conjunction with the historical financial statements and related notes of Jefferson which are included on pages __ through __ of this document and of Carrollton Bancorp which are available through the SEC's website at http://www.sec.gov . The pro forma per share information below is presented for illustrative purposes only and is not necessarily indicative of the income per share and book value per share that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

	(Accounting Acquirer) Jefferson	(Accounting Acquiree) Carrollton Bancorp	Pro Forma Combined
Earnings (Loss) Per Common Share:
For the three months ended March 31, 2013
Basic	$0.05	$(0.07)	$0.06
Fully Diluted	$0.05	$(0.07)	$0.06

Earnings (Loss) Per Common Share:
For the year ended December 31, 2012
Basic	$0.02	$(0.25)	$0.30
Fully Diluted	$0.02	$(0.25)	$0.30

Book Value Per Common Share:
March 31, 2013	$12.19	$8.91	$5.57

Tangible Book Value Per Common Share:
March 31, 2013	$12.13	$8.91	$5.16